EXHIBIT 23.2


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                          INDEPENDENT AUDITORS' CONSENT



To the Stockholders of
Energas Resources, Inc.
Oklahoma City, Oklahoma


We consent to the use in this Registration Statement of Energas Resources, Inc. on Form SB-2 of our report dated May 17, 2004 of Energas Resources, Inc. for the year ended January 31, 2004.




/s/ Russell & Atkins, PLC
-----------------------
Russell & Atkins, PLC
Oklahoma City, Oklahoma
January 30, 2006

                          INDEPENDENT AUDITORS' CONSENT



To the Stockholders of
Energas Resources, Inc.
Oklahoma City, Oklahoma


We consent to the use in this Registration Statement of Energas Resources, Inc. on Form SB-2 of our report dated May 25, 2005 of Energas Resources, Inc. for the year ended January 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



/s/ Murrell, Hall, McIntosh & Co., PLLP
----------------------------------------
Murrell, Hall, McIntosh & Co., PLLP
Oklahoma City, Oklahoma
January 31, 2006